Exhibit 23.2
[Deloitte Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 2007 relating to the financial statements and financial statement schedule of Canadian Solar Inc., appearing in the Annual Report on Form 20-F of Canadian Solar Inc. for the year ended December 31, 2006.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
October 29, 2007